UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 2, 2007

INTERLEUKIN GENETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 2, 2007, Timothy J. Richerson submitted his resignation as Chief Executive Officer of the Registrant, taking full effect on July 31, 2007.  The Registrant’s Board of Directors appointed its Chairman, Thomas R. Curran, Jr., age 48, as Interim Chief Executive Officer. Mr. Curran has been a director of the Registrant since 2003.  Because of his appointment as Interim Chief Executive Officer, Mr. Curran is stepping down from his positions on the Board’s Audit Committee, Compensation Committee and Nominating Committee.  There are no related party transactions between the Registrant and Mr. Curran reportable under Item 404(a) of Regulation S-K.  At this time, the terms of Mr. Curran’s employment arrangement with the Registrant have not been determined. The Registrant will file an amendment to this Form 8-K when such arrangement has been determined.

In a related action, on July 2, 2007, James Weaver was elected as a director of the Registrant.  Mr. Weaver was elected pursuant to the provisions of the Registrant’s Restated Certificate of Incorporation by the directors remaining in office that were elected by the holder of the Registrant’s Series A Convertible Preferred Stock.  The Registrant expects Mr. Weaver to be elected to the Board’s Audit Committee, Compensation Committee and Nominating Committee, filling the vacancies created by Mr. Curran’s election as Interim Chief Executive Officer.  Mr. Weaver is presently the Vice President of Alticor Corporate Enterprises of Alticor Inc., the corporate parent of Pyxis Innovations Inc., the Registrant’s largest stockholder. There are no related party transactions between the Registrant and Mr. Weaver reportable under Item 404(a) of Regulation S-K.

On July 2, 2007, David A. Finkelstein resigned as Chief Strategy Officer of the Registrant effective immediately.

A copy of the Registrant’s press release announcing these changes is attached as Exhibit 99 to this current report on Form 8-K.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibit.

99.1         Press Release dated July 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: July 5, 2007	/s/ KENNETH S. KORNMAN
Kenneth S. Kornman
President and Chief Scientific Officer
(Signature)